[MERRILL LYNCH LETTERHEAD]



DATE:               August 17, 2000


TO:                 ML SSG DELAWARE, LLC ("Counterparty")
ATTENTION:          TOM FINLEY
                    TEL:  (212) 449-5341
                    FAX:   (212) 449-2724

FROM:               MERRILL LYNCH CAPITAL SERVICES, INC. ("MLCS")
CONTACTS:           ETIENNE, SANDRA
                    TEL:  (212) 449-7134
                    FAX:  (212) 449-6219

RE:                 SWAP TRANSACTION CONFIRMATION

MLCS Reference:     00DL4460, 650935A

Dear Sir or Madam:

         The purpose of this communication is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the "Transaction"). This communication constitutes a "Confirmation" as referred to in the Agreement specified below.

         The definitions and provisions contained in the 1991 ISDA Definitions (as supplemented by the 1998 Supplement), as published by the International Swaps and Derivatives Association, Inc. (the "Definitions") are incorporated into this Confirmation. For these purposes, all references in those Definitions to a "Transaction" shall be deemed to apply to the Transaction referred to herein. In the event of any inconsistency between the Definitions and this Confirmation, the terms of this Confirmation shall govern.

         This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of November 3, 1988, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

         The terms of the particular Transaction to which this Confirmation relates as follows:

Initial Notional Amount:                   USD 31,675,821.00, subject to
                                           amortization in accordance with
                                           Schedule A attached hereto

Trade Date:                                August 17, 2000

Effective Date:                            August 10, 2000

Termination Date:                          The earlier of (i) August 15, 2009 or
                                           (ii) the Optional Termination Date as
                                           defined below under the Other
                                           Provisions

Initial Payment:                           USD 24,540.00 (representing the
                                           Floating Amount accrued from the
                                           Effective Date to August 15, 2000)
                                           payable by MLCS to Counterparty on
                                           February 15, 2001, subject to
                                           adjustment in accordance with the
                                           Modified Following Business Day
                                           Convention

Fixed Amounts:

     Fixed Rate Payer:                     Counterparty

     Fixed Rate Payer
     Payment Date(s):                      August 15, February 15 in each year,
                                           commencing on February 15, 2001 and
                                           ending on the Termination Date,
                                           inclusive, subject to adjustment in
                                           accordance with the Modified
                                           Following Business Day Convention

     Fixed Amount:                         USD 41,112.00 (payable on each Fixed
                                           Rate Payer Payment Date)

     Fixed Rate
     Day Count Fraction:                   30/360

     No Adjustment of
     Period End Dates:                     Applicable

Floating Amounts:

     Floating Rate Payer:                  MLCS

     Floating Rate Payer Payment Date(s):  August 15, February 15 in each year, commencing on February 15, 2001 and
                                           ending on the Termination Date,
                                           inclusive, subject to adjustment in
                                           accordance with the Modified
                                           Following Business Day Convention

     Initial Calculation Period:           From and including August 15, 2000 to
                                           but excluding February 15, 2001

     Floating Rate for
     Initial Calculation Period:           5.73000%, inclusive of Spread

     Floating Rate Payer
     Floating Rate Option:                 USD-LIBOR-BBA

     Designated Maturity:                  Six months, for all Calculation
                                           Periods

     Spread:                               Minus 1.0900%

     Floating Rate
     Day Count Fraction:                   Actual/360

     Reset Dates:                          The first day of each Floating Rate
                                           Payer Calculation Period

     No Adjustment of
     Period End Dates:                     Inapplicable

     Rate Cut-Off Dates:                   Inapplicable

     Averaging:                            Inapplicable

     Compounding:                          Inapplicable


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


Business Days:                             New York, London

Calculation Agent:                         MLCS, unless otherwise specified in
                                           the Agreement

Other Provisions:                          MLCS shall have the right to
                                           terminate this Transaction effective
                                           on any Business Day (the "Optional
                                           Termination Date"), on at least five
                                           (5) Business Days' prior written
                                           notice. In the event that MLCS
                                           exercises its right to terminate this
                                           Transaction, MLCS and Counterparty
                                           shall use their reasonable efforts to
                                           agree on an amount payable by one
                                           party to the other on the Optional
                                           Termination Date in respect of such
                                           termination and such amount shall be
                                           paid by the relevant party on the
                                           Optional Termination Date, and this
                                           Transaction shall terminate on the
                                           Optional Termination Date with no
                                           further rights or obligations of
                                           either party, except for the
                                           obligation to make such payment.

Non-Reliance:                              Each party represents to the other
                                           that it is acting for its own
                                           account, and has made its own
                                           independent decisions to enter into
                                           this Transaction and as to whether
                                           this Transaction is appropriate or
                                           proper for it based on its own
                                           judgment and upon advice from such
                                           advisors as it has deemed necessary.
                                           It is not relying on any
                                           communication (written or oral) of
                                           the other party as investment advice
                                           or as a recommendation to enter into
                                           this Transaction, it being understood
                                           that information and explanations
                                           related to the terms and conditions
                                           of this Transaction shall not be
                                           considered investment advice or a
                                           recommendation to enter into this
                                           Transaction. No communication
                                           (written or oral) received from the
                                           other party shall be deemed to be an
                                           assurance or guarantee as to the
                                           expected results of this Transaction.

Account Details:

     Payments to MLCS:                     Bankers Trust Company
                                           New York, NY
                                           ABA:  021001033
                                           A/C #00-811-874
                                           Ref:  Merrill Lynch Capital
                                                   Services, Inc.
                                           Dollar Swaps, New York, NY

     Payments to Counterparty:             Please advise


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



Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us by facsimile transmission.

                                        Yours sincerely,

                                        MERRILL LYNCH CAPITAL SERVICES, INC.



                                        By:


                                            -----------------------------------
                                                  Authorized Signatory


Accepted and confirmed as
of the Trade Date written above:

ML SSG DELAWARE, LLC


By:


    ------------------------------------
    Name:
    Title:

                                   Schedule A


From and including*                      to but excluding*                               Notional Amount
------------------                       ----------------                                ---------------
The Effective Date                       August 15, 2000                            USD        31,675,823.00
August 15, 2000                          February 15, 2001                          USD         2,500,000.00
February 15, 2001                        August 15, 2001                            USD         2,361,111.00
August 15, 2001                          February 15, 2002                          USD         2,222,222.00
February 15, 2002                        August 15, 2002                            USD         2,083,333.00
August 15, 2002                          February 15, 2003                          USD         1,944,444.00
February 15, 2003                        August 15, 2003                            USD         1,805,555.00
August 15, 2003                          February 15, 2004                          USD         1,666,667.00
February 15, 2004                        August 15, 2004                            USD         1,527,778.00
August 15, 2004                          February 15, 2005                          USD         1,388,889.00
February 15, 2005                        August 15, 2005                            USD         1,250,000.00
August 15, 2005                          February 15, 20C6                          USD         1,111,111.00
February 15, 2006                        August 15, 2006                            USD           972,222.00
August 15, 2006                          February 15, 2007                          USD           833,333.00
February 15, 2007                        August 15, 2007                            USD           694,445.00
August 15, 2007                          February 15, 2008                          USD           555,556.00
February 15, 2008                        August 15, 2008                            USD           416,667.00
August 15, 2008                          February 15, 2009                          USD           277,778.00
February 15, 2009                        August 15, 2009                            USD           138,889.00

*With respect to the Fixed Rate Payer Period End Dates, such dates shall not adjust. With respect to the Floating Rate Payer Period End Dates, such dates shall be subject to adjustment in accordance with the Modified Following Business Day Convention.





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